Exhibit 23(a)

                    Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 6, 1999, included in Lincoln Snacks Company's Form 10-K for the fiscal year ended June 30, 1999, and to all references to our firm included in this registration statement and the related prospectus.

                                                 /S/ ARTHUR ANDERSEN LLP

                                                 ARTHUR ANDERSEN LLP

Stamford, Connecticut
February 18, 2000